Travelers Series Trust
File Number 811-6465
Question 77C


U. S. Government Securities Portfolio
Pioneer Fund Portfolio
Zero Coupon Series 2005
Quality Bond Portfolio
Mandarin International Stock Portfolio
Federated High Yield Portfolio
Federated Stock Portfolio
Disciplined Mid Cap Stock Portfolio
Large Cap Portfolio
Equity Income Portfolio
Mercury Large Cap Portfolio
MFS Mid Cap Growth Portfolio
Convertible Securities Portfolio
MFS Value Portfolio


Combined Special Shareholder Meeting

Combined Special Shareholder Meeting of the Portfolios were held on June 23 and adjourned to June 30, 2005.

There were three proposals submitted to shareholders. Proposal 1 was the approval of the investment advisory contracts between the Portfolios and Travelers Asset Management International Company LLC ("TAMIC").
The agreements terminated as a matter of law at the closing of the MetLife Transaction. Proposal 2 was the approval of future subadvisory agreements without a shareholder vote. Proposal 3 was the election of a new member of the Board of Trustees, Elizabeth Forget, who is affiliated with MetLife. The shareholders approved all proposals.

The following table sets forth the number of shares voted for, against and withheld as to each Proposal.

Proposal 1                              Number of Shares
U.S. Government Sec. Portfolio	For	16,215,832.073
	Against	                         1,201,142.186
	Withhold	                 1,667,585.714
	Total	                        19,084,560.000

Pioneer Fund. Portfolio	For	          2,569,641.486
	Against	                             81,401.508
	Withhold	                    190,170.006
	Total	                           2,841,213.000

MFS Mid Cap Growth Portfolio	For	  39,848,998.938
	Against	                            2,312,763.306
	Withhold	                    4,281,983.756
	Total	                           46,443,746.000

Convertible Securities Portfolio	For  7,795,001.807
	Against	                               304,558.713
	Withhold	                       602,949.480
	Total	                             8,702,510.000

Equity Income Portfolio	For	            18,728,199.746
	Against	                               962,205.772
	Withhold	                     1,607,421.482
	Total	                            21,297,827.000

Large Cap Portfolio	For	            16,754,575.898
	Against	                               610,736.953
	Withhold	                     1,652,553.149
	Total	                            19,017,866.000

Mondrian International Stock Portfolio	For 14,803,907.193
	Against	                               477,478.265
	Withhold	                     1,103,059.542
	Total	                            16,384,445.000

Travelers Quality Bond Portfolio	For  14,675,840.345
	Against	                                777,487.223
	Withhold	                      1,002,926.432

	Total	                             16,456,254.000
Federated High Yield Portfolio 	For	      8,762,240.656
	Against	                                382,071.140
	Withhold	                        767,231.204
	Total	                              9,911,543.000

Zero Coupon Fund Portfolio	For	        453,182.618
	Against	                                  8,422.519
	Withhold	                         14,916.863
	Total	                                476,452.000

Federated Stock Portfolio 	For	      1,605,390.013
	Against	                                 67,033.013
	Withhold	                        218,832.775
	Total	                              1,891,256.000



Disciplined Mid Cap Stock Portfolio	For    8,215,634.350
	Against	                                 462,781.815
	Withhold	                       1,052,479.835
	Total	                               9,730,896.000

Mercury Large Cap Core Portfolio	For    11,682,155.991
	Against	                                 562,446.512
	Withhold	                       1,492,474.497
	Total	                              13,737,077.000


MFS Value Portfolio	For	               4,010,704.698
	Against	                                 217,075.272
	Withhold                                 415,445.030
	Total	                               4,643,225.000

Proposal 2


U.S. Government Sec. Portfolio	For            14,776,618.761
	Against	                                2,448,236.500
	Withhold	                        1,859,704.739
	Total	                               19,084,560.000

Pioneer Fund. Portfolio	For	                2,407,828.582
	Against	                                  237,505.637
	Withhold	                          195,878.781
	Total	                                2,841,213.000

MFS Mid Cap Growth Portfolio	For	       35,962,254.153
	Against	                                5,623,603.922
	Withhold	                        4,857,887.925
	Total	                               46,443,746.000

Convertible Securities Portfolio	For	7,125,480.927
	Against	                                  960,124.231
	Withhold	                          616,904.842
	Total	                                8,702,510.000



Mercury Large Cap Core Portfolio	For	10,836,888.298
	Against	                                 1,524,492.341
	Withhold	                         1,375,696.361
	Total	                                13,737,077.000

Convertible Securities Portfolio	For	7,125,480.927
	Against	   960,124.231
	Withhold	   616,904.842
	Total	8,702,510.000

Zero Coupon Fund Portfolio	For	421,252.893
	Against	  20,228.585
	Withhold	  35,040.522
	Total	476,452.000

Mondrian International Stock Portfolio	For	13,767,239.633
	Against	  1,399,105.229
	Withhold	  1,218,100.138
	Total	16,384,445.000

Travelers Quality Bond Portfolio	For	13,900,240.704
	Against	   1,727,297.903
	Withhold	       828,715.393
	Total	16,456,254.000

Federated High Yield Portfolio 	For	8,233,725.655
	Against	   771,990.320
	Withhold	   905,827.025
	Total	9,911,543.000

Federated Stock Portfolio 	For	1,443,490.274
	Against	  217,092.079
	Withhold	  230,673.647
	Total	1,891,256.000

Disciplined Mid Cap Stock Portfolio	For	7,481,724.150
	Against	1,247,274.283
	Withhold	1,001,897.567
	Total	9,730,896.000

Equity Income Portfolio	For	421,252.893
	Against	  20,228.585
	Withhold	  35,040.522
	Total	21,297,827.000

Large Cap Portfolio	For	15,467,400.686
	Against	  1,834,899.852
	Withhold	  1,715,565.462
	Total	19,017,866.000

Proposal 3

U.S. Government Sec. Portfolio	For	17,844,635.488
	Against	  1,239,924.512
	Total	19,084,560.000

Pioneer Fund. Portfolio	For	2,755,950.755
	Against	      85,262.245
	Total	2,841,213.000



MFS Mid Cap Growth Portfolio	For	43,443,746.000
	Against	  2,883,733.152
	Total	46,443,746.000

Convertible Securities Portfolio	For	8,144,484.878
	Against	   558,025.122
	Total	8,702,510.000

Zero Coupon Fund Portfolio	For	467,358.648
	Against	    9,163.352
	Total	476,452.000

Mondrian International Stock Portfolio	For	15,133,968.018
	Against	     773,140.578
	Total	16,384,445.000

Travelers Quality Bond Portfolio	For	15,606,400.845
	Against	     849,853.155
	Total	16,456,254.000

Federated High Yield Portfolio 	For	9,293,786.726
	Against	   617,756.274
	Total	9,911,543.000

Federated Stock Portfolio 	For	1,822,596.117
	Against	     68,659.883
	Total	1,891,256.000

Disciplined Mid Cap Stock Portfolio	For	9,198,461.453
	Against	    32,434.547

Mercury Large Cap Core Portfolio	For	12,938,320.990
	Against	     798,756.010
	Total	13,737,077.000

MFS Mid Cap Growth Portfolio	For	43,443,746.000
	Against	  2,883,733.152
	Total	46,443,746.000

Convertible Securities Portfolio	For	8,144,484.878
	Against	   558,025.122
	Total	8,702,510.000